COMPLEX LOCATION: NETEX

PILGRIM’S PRIDE
BROILER PRODUCTION AGREEMENT

This Pilgrim’s Pride Broiler Production Agreement (hereinafter “Broiler Production Agreement” or “Agreement”) is made and entered into by and between PILGRIM’S PRIDE CORPORATION, hereinafter called the “Company” and ____LTD Broilers_______________ hereinafter called the “Independent Grower” effective the 15th_ day of  November, 2005.

WHEREAS, Company is engaged in, among other things, the growing and processing of broiler chickens (hereinafter referred to as “Broilers”),

WHEREAS it is necessary that such Broilers be raised in conditions to comply with applicable regulations and to ensure that the Broilers are of acceptable quality,

WHEREAS the Independent Grower has the proper farm, facilities and equipment to raise Broilers for eventual processing, and

WHEREAS it is the desire of both the Company and the Independent Grower that this phase of the work be done by the Independent Grower.

NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties hereof, the Company and the Independent Grower covenant and agree as follows:

A. Engagement of the Independent Grower. Subject to the terms and conditions of this Agreement, Independent Grower hereby covenants and agrees to perform the work and labor necessary to maintain the proper facilities to raise and prepare Broilers to be caught and caged for processing for the Company. Such Agreement is to continue unless terminated in accordance with the provisions hereinafter contained. The work and labor herein provided for shall be done and performed by Independent Grower as an independent contractor and under its sole supervision, management, direction and control of day to day operations. The Company will not supervise Independent Grower’s personnel or employees in the performance of such work or as to the manner, means and methods in which such work or labor is performed other than to assure that the Broilers are raised in compliance with applicable laws and regulations and the guidelines of the Company.

B. Fee. The fee paid by the Company to the Independent Grower for the performance of services by the Independent Grower in connection with the engagements shall be determined as described in Exhibit A. Independent Growers that are company employees (or immediate family members of an employee) or broiler service contractors will be excluded from the calculations used to determine the average grower costs.

C. Term. The term of this Agreement shall commence on the date of execution of this Agreement, continue on a flock to flock basis, and shall terminate upon completion of the engagement(s) subject to the right of the Company to terminate this Agreement upon written notice to the Independent Grower in the event the Independent Grower does not timely perform its obligations hereunder as provided in this Agreement.
D. Termination. Either the Independent Grower or the Company shall have the right to terminate this Agreement and its Exhibits without any need for cause provided that written notice is given after a flock is settled and before a new flock is placed. Written notice from the Independent Grower should be given to the Live Production Manager or Broiler Manager. Written notice shall be given from the Company to the Independent Grower. Termination during a flock shall be in accordance with the other terms of this Agreement. Should such termination occur, the Company agrees to pay the Independent Grower for all services performed until termination of this Agreement, and the Independent Grower agrees to perform all obligations until termination of this Agreement. Once notice has been given by either party to terminate, the Company will not deliver new chicks, nor will the Independent Grower accept new chicks. Except for cause or economic necessity, Company will not terminate this Agreement without first requiring Independent Grower to follow the “Cost Improvement Program” as described in Exhibit B.
In the event of gross negligence or abandonment of the Broilers by the Independent Grower, the Company shall have the right to take over said work and complete it in any manner it sees fit, with any and all expense above that the Independent Grower would have normally received for the job being charged back to the Independent Grower, and at the Company’s option this Agreement, at that time, may be terminated.

E. Representations and Warranties of Independent Grower. The Independent Grower hereby represents and warrants to the Company and agrees that:

(1) Independent Grower will neither represent nor hold itself out to be an employee, agent, partner, representative or joint venture of or with the Company;

(2) Independent Grower will pay all state, local and federal taxes which may arise from the provision of services under this Agreement;

(3) Independent Grower will comply with all applicable local, state and federal laws, rules and statutes;

(4) Independent Grower has or will procure all licenses or permits necessary or required to carry on its business in the counties in which the Independent Grower operates.

F. RESPONSIBILITIES OF THE COMPANY:

1)
Chicks. The Company will provide the Independent Grower with chicks placed from the hatchery without bias in their selection. The Company retains title to these chicks and bears the specified costs of producing them prior to delivery to Independent Grower. The Company will provide the Independent Grower with proper advance notice of the chick delivery time.

2)
Feed. The Company will provide the Independent Grower with the feed necessary to produce the broilers. The Company retains title to any feed and bears the specified costs of the feed and the right to retain or dispose of excess feed.

3)
Scheduling, Number and Breed. The Company shall determine the number, frequency of placement, size of broiler, and breed of birds. The Company will determine when and where the broilers shall be processed and will notify the Independent Grower of the processing arrangements.

4)	Catching and Hauling. The Company will provide the labor and equipment necessary to catch and load the broilers, and to haul the flock to a processing plant at no cost to the Independent Grower.
5)
Property Damage. Any damage or theft to Independent Grower’s property or equipment that occurs during catching, hauling or feed delivery that is proximately caused by the negligent act or omission of the Company or parties under its control, provided that it is promptly reported and verified, will be reimbursed or replaced without cost to Independent Grower by the Company or parties under its control.

6)
Documents. The Company agrees to furnish copies of the Independent Grower’s chick delivery tickets, feed tickets, medication tickets, live weight tickets, condemnation certificate, settlement sheet, and a ranking sheet of all settlements for the week that the Independent Grower settled.

7)	Record Maintenance. The Company will maintain records of each Independent Grower’s account for the legally required time period.
8)
Certified Scales. The Company will provide certified scales to be used to weigh live broilers and feed. The Company shall use certified weigh masters to operate these scales. The Company shall make arrangements to use alternate certified scales in the event the primary scale is inoperable.

9)
Observation of Weighing. The Company agrees that the Independent Grower or a family member / farm manager is entitled to observe the weighing of feed to be delivered to, or the weighing of the live broilers from, his/her farm provided that such actions do not interrupt the normal production flow of the Company’s operations.

10)	Payment. The Company agrees to pay the Independent Grower for services hereunder in accordance with Exhibit A hereto.
11)
Veterinary Services. The Company will provide veterinary services as necessary at no cost to the Independent Grower. The veterinarian shall be selected solely by the Company. The Company retains title to any medication that is left on Independent Grower’s farm.

12)
Technical Assistance. The Company will provide technical advice at no cost to the Independent Grower. The Company’s Field Service Supervisors shall visit the Independent Grower periodically to give advice and assistance as required to help maximize broiler performance.

13)
Risk of Loss. The Company will bear the financial risk of loss of birds, feed, and medication while these properties are in the Independent Grower’s possession, provided that such properties were not damaged or lost due to a negligent act or omission of Independent Grower or parties under its control or due to a breach of Independent Grower’s contractual obligations under this Agreement. The Company retains title to any supplies it left on the Independent Grower’s farm.

14)
Disclaimer. EXCEPT AS SPECIFICALLY SET FORTH HEREIN, COMPANY MAKES NO OTHER REPRESENTATIONS, GUARANTEES OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE INDEPENDENT GROWER’S OPERATIONS UNDER THIS AGREEMENT.

G. RESPONSIBILTIES OF THE INDEPENDENT GROWER:

1)	Basic Housing. The Independent Grower shall provide and maintain proper housing, equipment, litter and utilities in accordance with the Company’s specifications and applicable regulations.
2)
Husbandry Methods. The Independent Grower agrees to follow applicable laws and regulations as well as the Company’s written and verbal management recommendations, including, but not limited to, watering, feeding, brooding, sanitation, litter, vaccination, medication, house environment, lighting, pest control and biosecurity.

3)
Labor. The Independent Grower agrees to provide the labor necessary to provide good husbandry during the growing period. The Independent Grower or his/her agent must be present when baby chicks arrive and furnish adequate labor to unload chicks.

4)
Catching Preparation. The Independent Grower will prepare the house for catching and follow the recommended feed withdrawals. The Independent Grower or his/her agent must be present to walk the houses with the crew foreman prior to the beginning of catching and to determine the number of dead birds. Otherwise, the Independent Grower will accept the crew foreman’s determination of the number of dead birds. Independent Grower will allow catching crews to utilize any needed fans and utilities.

5)
Roads. The Independent Grower will maintain all-weather roads to the chicken houses and provide adequate loading pads and space to turn vehicles. Failure to maintain roads, loading pads and turn-arounds will make the Independent Grower liable for wrecker services and damages sustained by the Company in accessing the facility.

6)
Waste Disposal.  The Independent Grower will dispose of all dead birds, manure and poultry house litter in accordance with the Dead Bird and Poultry House Litter Best Management Practices provided in Exhibit C to this agreement. Further, the Independent Grower agrees to dispose of all dead birds and poultry house litter in accordance with all applicable federal, state, and local laws, rules, and regulations where more stringent than the Best Management Practices provided in Exhibit C. Independent Grower agrees to have applied for or have a Waste Management Plan from the local office of the Natural Resource Conservation Service or similar agency or otherwise be in compliance with such agency requirements.

7)
Biosecurity. Independent Grower agrees to prohibit the presence of poultry, fowl or ratites of any kind on his/her farm other than that provided by the Company. Independent Grower also agrees to make every effort to limit the movement of non-essential people, vehicles and equipment in and around the poultry houses. In the event of a contagious disease outbreak threatening Independent Grower’s farm, Independent Grower will comply with the directives of all local, state and federal agencies, as well as the guidelines of the Company.

8)
Animal Welfare. Company maintains a program of animal welfare that is designed to eliminate unnecessary harm and suffering for poultry in the day-to-day operation of our production processes. Independent Grower represents and warrants that Independent Grower will comply with the Company and industry standards regarding animal welfare including, but not limited to, the following provisions.

A.	Independent Grower will follow live production practices that avoid unnecessary suffering, prevent destructive behavior, and prevent disease while promoting good animal health.
B.
Independent Grower will also follow the guidelines for animal welfare promulgated by the Company, included with the Grower guidelines, with the intent to promote the humane treatment and well-being of poultry through the production process.

C.	Any Independent Grower who violates the Company animal welfare policy and associated procedures will be subject to termination of their Broiler Production Agreement.
9)
Approved Materials. Independent Grower agrees to not use any feeds, insecticides, medications, disinfectants, herbicides, pesticides, wood preservatives, floor treatments, rodenticide or other similar materials on the farm premises without the approval of the Company.

10)
Risk of Loss. The Independent Grower will bear the financial risk of loss of Basic Housing, Labor, Catching Preparation, Roads and Waste Disposal, provided that such loss is not due solely to a negligent act or omission of the Company or parties under its control.

11)
Safe Work Environment. Independent Grower agrees to maintain a safe working environment for representatives of the Company and their vehicles that must enter the premises to carry out their work assignments. Independent Grower shall allow Company employees, vehicles or agents to enter the premises at any time.

12)	Compliance With All Laws and Regulations. Independent Grower agrees to comply with all applicable regulations and laws, whether federal, state or local.
13)	Record Keeping. Independent Grower agrees to keep accurate records of mortality and other detailed information deemed necessary for sound management by the Company.
14)
Independence of Grower. Independent Grower is an independent contractor and is not to be considered in any way an employee of the Company and Independent Grower shall be solely responsible for his/her own activities. Independent Grower will be responsible for all of his/her own agents, employees, and subcontractors as to wages, workers compensation, unemployment insurance, and all other normal and usual employer and employee expenses, and Independent Grower shall be responsible for all actions of those persons during their employment with the Independent Grower. Subject to the other provisions of this Agreement, Independent Grower may join or assist any association or organization of the Independent Grower’s choice without any effect on this Contract.

H.	RESPONSIBILITIES OF COMPANY AND INDEPENDENT GROWER:

1)
Best Efforts. The Company and Independent Grower agree to use their best efforts in maintaining the broilers in such a manner that optimizes uniformity, health, livability, and the performance of the broilers to market age. If Independent Grower fails to use best efforts in management and/or housing of broilers and/or maintenance, or operation of equipment, the Company has the right (at its option) to suspend placements of chicks until such deficiencies are corrected.

2)
Transferability. Independent Grower may not assign or transfer Independent Grower’s right or obligations under this Agreement and/or its Exhibits for the specific farm without the Company’s prior written consent. Independent Grower understands and acknowledges that the Company reserves the right to require that there be improvements or upgrades to poultry houses or to equipment on such farm before the Company gives consent to any transfer, or grants a new contract, and the Company is under no obligation whatsoever to approve a transfer of the Independent Grower’s rights or obligations under this Agreement and/or its Exhibits or grant a new contract. Company’s rights and obligations under this Agreement and/or its Exhibits can be transferred or assigned without the Independent Grower’s consent to any entity or other person acquiring Company by merger, or purchasing all or substantially all of Company’s assets, or acquiring all or substantially all of the assets of the Company. Company may transfer Independent Grower and the performance of Company’s obligations under this Agreement to another of Company’s Complexes or divisions without Independent Grower’s consent.

3)
Incurred Expenses. Any agreed upon expenses paid by the Company on the Independent Grower’s behalf under this Agreement are hereby authorized to be deducted from Independent Grower’s payment prior to any other amounts being paid to Independent Grower or their assignees. The Company will provide an itemization of such deductions in writing at the time of payment.

4)
Liability and Indemnity of Independent Grower. Subject to the provisions for arbitration as herein provided, Independent Grower agrees to indemnify, defend, and hold the Company, its officers, employees, agents, and representatives harmless against any and all claims, damages, liabilities, losses, actions, and expenses, including injury to any employee of or to any property of the Company, proximately caused by negligent acts or omissions of Independent Grower or his agents, employees, sub-contractors or parties under its control, in the performance of Independent Grower’s duties hereunder. Independent Grower further agrees to indemnify, defend and hold the Company harmless from and against any and all losses, claims, damages, and actions, including federal, state, or local administrative actions, rulings and all other actions of any nature whatsoever which are in any manner caused by or which result from the presence of the broilers on the premises of Independent Grower, including, but not necessarily limited to matters involving emission complaints, disposal complaints, or pollution complaints, violation of law, and any negligent acts or omissions of Independent Grower in the performance of its obligations under this Agreement.

5)
Liability and Indemnity of Company.  Subject to the provisions for arbitration as herein provided, the Company agrees to indemnify, defend, and hold harmless the Independent Grower from and against any claims, damages, liabilities, losses and expenses for personal injury or property damage (to property other than chicks or feed) proximately caused by negligent acts or omissions of the Company in the performance of its obligations under this Agreement.

6)
THIRD PARTY PRODUCTS. THE COMPANY PROVIDES ANY THIRD PARTY PRODUCTS, SUCH AS MEDICINES AND VACCINES “AS IS,” AND DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AS TO THOSE ITEMS, EXCEPT TO THE EXTENT PROVIDED BY MANUFACTURER.

7)
Arbitration. All claims between the Company and Independent Grower arising out of or relating in any way to the execution, interpretation and performance of this Agreement and/or its Exhibits, and/or the dealings between Independent Grower and Company, shall be submitted to arbitration conducted by the American Arbitration Association “AAA”, unless the parties agree otherwise. The following procedure shall apply:

i. Either party (Company or Independent Grower) may demand arbitration in writing within one hundred twenty (120) days after the alleged claim was known or reasonably should have been known. Such demand shall include the name and address of the arbitrator appointed by the party demanding arbitration (“First Party”).
ii. Within thirty (30) days after such demand, the other party (“Second Party”) shall name and appoint an arbitrator and notify the First Party of the name and address. The parties hereby agree that the arbitrator selected by each party shall be a non-neutral arbitrator and need not meet the impartiality standards of Section R-17(a) of the AAA Rules , which provisions are waived by the parties. However, if a party elects not to select a non-neutral arbitrator, that shall not and does not prevent or otherwise bar the other party from selecting a non-neutral arbitrator.
iii. The two (2) arbitrators shall within thirty (30) days request a panel of seven (7) persons to be designated by the AAA, one of whom shall be selected as the third arbitrator. The First Party shall make the first, third, and fifth strikes from the panel of seven. The Second Party will execute the second, fourth and sixth strikes. The remaining person from the original panel of seven shall become the third arbitrator, and he/she shall serve as chair of the proceedings. Further, even if a party elects not to select a non-neutral arbitrator, the parties agree that the AAA shall still designate a panel of seven (7) proposed arbitrators, one of whom shall be selected as the third arbitrator.
iv. All arbitrators shall be persons having knowledge of and experience in the broiler production industry.

v. Each party shall bear its own arbitration costs and expenses, and the costs and expenses of the third arbitrator shall be shared jointly and equally between the two parties. However, it is expressly provided that, in order to encourage arbitration as a method of claims resolution, the Company does hereby agree to pay all reasonable costs and expenses of the third arbitrator in excess of $1,000. The cost of the third arbitrator to the Independent Grower shall not exceed $500.

vi. The arbitration hearing shall be held at an agreed-to location or the specified venue. At least twenty (20) days advance notice of the hearing date, time and location shall be provided to both parties.
vii. Discovery shall be permitted in connection with the arbitration only to the extent, if any, expressly authorized by the arbitration panel upon a showing of substantial need by the Party seeking discovery.
viii. The individual arbitrator or the arbitration panel shall have no power to award non-monetary or equitable relief of any sort.  The arbitrator/panel shall also have no power to award (a) damages inconsistent with any applicable agreement between the Parties or (b) punitive damages or any other damages not measured by the prevailing Party’s actual damages; and the Parties expressly waive their right to obtain such damages in arbitration or in any other forum.
ix.  The three arbitrators shall hear the evidence and testimony offered by both parties, and the arbitration hearing shall be concluded within ten (10) days from its starting date unless otherwise ordered by the arbitrators. The arbitrators will make a majority decision within thirty (30) days from the completion of the hearing. Both parties shall be allowed a period of time to submit post-hearing briefs within a period of time designated by the arbitrator acting as chairperson. An award rendered by a majority of the arbitrators appointed pursuant to this Agreement shall be final and binding on all parties except as provided by law. Such judgment or award rendered by a majority of the arbitrators may be recorded or entered by either party in any court having jurisdiction as provided above.
x.  The parties stipulate that the provisions hereof shall be a complete defense to any suit, action, or proceeding instituted in any federal, state or local court or before any administrative tribunal. The arbitration provisions hereof shall, with respect to any controversy or dispute, survive the termination or expiration of this Agreement and/or its Exhibits.
xi. Nothing herein contained shall be deemed to give the arbitrators any authority, power, or right to alter, change, amend, modify, add to or subtract from any of the provisions of this Agreement and/or its Exhibits.
xii.  By mutual agreement and selection, the parties may waive a three-member panel and proceed with one arbitrator only.
xiii.  Failure by either party to participate in the arbitration process shall preclude that party from objecting to the arbitration proceedings.
8) Confidentiality. Independent Grower acknowledges that its employees and other representatives will be exposed to confidential and proprietary information of Company during the ordinary course of providing the services contemplated by this Agreement. Independent Grower agrees to use its best efforts and to cause its employees and other representatives to use the same degree of care to maintain the confidentiality of such information as it would and/or does with respect to its own proprietary and confidential business information. Independent Grower agrees to refrain from disclosing any part of Company’s confidential and proprietary information to a third party. Independent Grower further agrees not to use any confidential and proprietary business information of Company for any purpose other than the performance of the Services described hereunder.
9) No Gratuities. Neither party will offer or provide to the employees, agents or other representatives of the other party any favors, gratuities, gifts, payments, or anything of value, whether or not in an attempt to influence such person’s administration of the provisions of Agreement or to otherwise gain unfair advantage individually and/or relative to competing suppliers/vendors.
Additionally, each party will immediately report to the other party any requests made for favors, gratuities, gifts, payments, or anything of value by employees, agents or other representatives of such party and will cooperate with respect to any inquiry or investigation being conducted related to such activities or alleged activities. Pilgrim’s Pride has established its Pride Line with the toll-free number of 1-888-536-1510 to report any unethical conduct.
10) Prior Agreements/Entire Agreement. This agreement supersedes, voids and nullifies any and all previous Broiler Production Agreements and all other previous agreements governing the relationship between Independent Grower and Company. The Independent Grower and Company hereby release and extinguish all claims that they may have against each other under any previous Broiler Production Agreement and all other previous agreements governing the relationship between Independent Grower and Company. This Agreement, and any Exhibits hereto, constitute the entire agreement between the parties, and those documents supersede all oral statements and other communications made before the execution of those documents. Independent Grower acknowledges that in entering into this Agreement, he/she has not relied upon any statements that are not contained in this document, and/or the Exhibits hereto.
11) Verbal Abuse or Physical Threat. Verbal abuse and/or physical violence or threat of violence by the Independent Grower or his/her agents to employees, representatives, and/or agents of, and/or contractors hired by Company will not be tolerated. Any threatening physical action, verbal threat, or abusive language by Independent Grower or parties under its control will result in immediate termination of this Agreement and its Exhibits. Any reference to or presentation of weapons or firearms will be considered a physical threat. Company employees, representatives, and/or agents of, and/or its contractors will be expected to follow like conduct in avoiding verbal abuse and/or physical violence or threat of violence.
12) Unusual Circumstances. In the event the parties hereto shall fail to perform their obligation hereunder, the same shall not constitute a breach of this Agreement and/or its Exhibits, when and while, and to the extent that such failure shall be caused by an act of God, fire, riot, work stoppage, war, or compliance with acts or requests of any governmental authority beyond reasonable control of such party.
13) No Modification Except in Writing. The parties agree that this Agreement and the Exhibits hereto may not be modified except in a writing signed by both the Company and Independent Grower.
14) Exclusion of Incidental, Consequential, and Certain Other Damages. TO THE MAXIMUM EXTENT PERMITTED BY LAW, NEITHER THE COMPANY NOR INDEPENDENT GROWER SHALL BE LIABLE TO ONE ANOTHER FOR ANY SPECIAL, INCIDENTAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY OR NON-COMPENSATORY DAMAGES WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT AND/OR ITS EXHIBITS, AND/OR THE PERFORMANCE OF THE PARTIES UNDER THIS AGREEMENT AND/OR ITS EXHIBITS.
15) Opportunity to Consult Attorney. Independent Grower acknowledges that he/she has had the opportunity to consult an attorney before entering into this Agreement and its Exhibits.
16) Severability. The parties agree that if any of the provisions of this Agreement and/or its Exhibits shall be held void for any reason, the remaining provisions shall continue in full force and effect.
17) Choice of Law and Venue. Independent Grower and the Company agree that disputes should be arbitrated as set forth above. The parties agree that the substantive laws of the State in which the farm is located shall govern the interpretation of this Agreement and/or the Exhibits hereto, and all other dealings between Independent Grower and Company, even if the choice of law rules of that State would otherwise allow for the application of the substantive laws of a different state. IF ANY MATTERS IN DISPUTE ARE REQUIRED TO BE SETTLED BY LITIGATION, SUCH TRIALS WILL BE DECIDED BY A JUDGE. THE PARTIES WAIVE TRIAL BY JURY IN ANY SUCH ACTION(S) AND CONFIRM THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO THEIR BUSINESS TRANSACTIONS.  ANY SUCH LITIGATION, ENFORCEMENT OF AN ARBITRATION RULING OR OTHER PROCEEDING BETWEEN THE PARTIES THAT MAY BE BROUGHT, OR ARISE OUT OF, IN CONNECTION WITH OR BY REASON OF THIS AGREEMENT SHALL BE BROUGHT IN THE STATE OR FEDERAL COURT IN AND FOR DALLAS COUNTY, TEXAS, WHICH COURTS SHALL BE THE EXCLUSIVE COURTS OF JURISDICTION AND VENUE.

INDEPENDENT GROWER       PILGRIM’S PRIDE CORPORATION

/s/ Lonnie “Bo” Pilgrim                       By: /s/ Darin Beltrani
Independent Grower Signature

Pilgrim Poultry LTD Broilers              Name: Darin Beltrani
Independent Grower Name

P.O. Box 93                                     Title: Service Tech

Pittsburg, Texas 75686_____
Address, City, State, Zip Code                   Date: 11-15-2005

75-1629263  903-434-1000            V#101942
SSN              Phone No.

Date: 11-15-2005

EXHIBIT A
BROILER PRODUCTION PAYMENT SCHEDULE
NETEX Complex

1.
All broilers on each farm will be settled as one unit regardless of the number of houses. If all houses are not sold within the same week, settlement will be made in accordance with the sale of the last house.

2.  Payment to the Independent Grower will be as follows:

3.
Each week the formula cost will be calculated for each Independent Grower selling that week. An average cost for the week will be calculated by dividing the total costs of all Independent Growers, excluding company employees (or immediate family members of an employee) and broilers service contractors, by their gross pounds.

a.	In order to figure formula cost per pound, the following price schedule will be used:
Feed, $.085 per lb; chicks, $.16; medication at cost. The gross weight will be used in calculating formula cost per pound.

b.
Any Independent Grower with a formula cost exceeding the average by $.0180 or more will be removed from the group and the average recalculated. Pay for Independent Growers excluded from the average will be calculated in same manner as for those included in the average.

The Independent Grower’s payment per pound will be computed using $.0460 per pound as the base pay. If the Independent Grower cost is less than average, the payment will be base pay plus the deviation from average. If the Independent Grower cost is greater than average he will receive base pay minus the deviation from average.

For example, an Independent Grower that has a $.003 below average cost will get $.003 added to the $.0460 base pay. If the cost was $.003 above average this cost would be subtracted from the $.0460 base pay but no less than the minimum of $.0325 per pound.
All evaporative cooled, tunnel ventilated farms that meet the Company’s specifications and operate according to Company guidelines will receive an additional $.005 per pound added to the computed pay per pound.

4.	Condemnation will not be deducted from gross weight. However, high condemnations may require the grower to clean, disinfect and/or other corrective measures to prevent further incidence.

5.
A fuel allowance of $35.00/1000 sq. ft. of production capacity will be added to flocks placed beginning November 1st and ending March 31st of each year and not to exceed the first two consecutive flocks placed during this time.

6.	Settlements will be made on Friday following the previous week’s close.

7.	In the event the Independent Grower averages $.0375 or less payment per pound for a period of 6 flocks, the Independent Grower will enter Pilgrim’s Cost Improvement Program as outlined in Exhibit B.

8.	Any Monies owed to the Company are authorized to be deducted from the Independent Grower payment, unless other arrangements have been made.

EXHIBIT B
PILGRIM’S PRIDE
FIXED
COST IMPROVEMENT PROGRAM

Pilgrim’s Pride Corporation has a Cost Improvement Program (the “Program”) designed to help improve the performance of its high cost Independent Growers as set out below. The purpose of this program is to assist these Independent Growers in becoming more competitive and cost efficient. Participation in this Program is determined by the Independent Grower’s pay and the deviation from the average standard cost as established by the provisions of the Broiler Production Agreement.

An Independent Grower will enter the Program when his or her pay per pound averages $.0375 or less over a successive period of 6 flocks. When this occurs, the Broiler Production Manager, Service Technician, and Independent Grower will meet to discuss ideas to improve his or her performance and ways to achieve more cost effective production. The items to be reviewed may include, but will not be limited to, items such as:

a.  Poultry House Management-Discussion of day-to-day management of the broilers.
b.  Bird Density-Discussion of density options, with every effort made to reach a mutual agreement on any density change.
c.  Equipment and Housing Issues-Discussion of current issues other than replacement of existing equipment.
d.  Specific Disease Issues.

Except as set out in this Exhibit B, all other terms and conditions of the Broiler Production Agreement remain in full force and effect. During any probationary period of the Cost Improvement Program either the Company or the Independent Grower may elect at any time to exercise its rights to terminate the Broiler Production Agreement as noted in Section D of the Agreement.

While in the Program the Independent Grower will be placed on a probationary status for no less than three (3) flocks and must average above $.0375 pay per pound for these three (3) successive flocks to be taken off of probationary status and released from this Program. If the Independent Grower’s average does not improve above the $.0375 level for the first three (3) successive flocks after entering the Program, then the Independent Grower’s Broiler Production Agreement will be modified by removing the $.0325 minimum pay per pound for the next three (3) successive flocks and the Independent Grower will remain on probation and in the Program. If, during this extended probation of three (3) successive flocks the Independent Grower improves its performance sufficient to average above $.0375 pay per pound for these three (3) successive flocks, then the Independent Grower will be taken off of probationary status and released from the Program. If, however, during this extended probation of three (3) successive flocks, the Independent Grower again fails to improve its performance sufficient to average above $.0375 pay per pound for these three (3) successive flocks, then the Company may terminate the Independent Grower’s Broiler Production Agreement.

At the Company’s sole discretion, based on mitigating circumstances, the Company may extend this Program on a flock to flock basis with the understanding that the $.0325 minimum pay per pound will remain removed from the Independent Grower’s Broiler Production Agreement. If the Independent Grower does not improve its performance above $.0375 pay per pound the Company may terminate the Independent Grower’s Broiler Production Agreement or at its sole discretion extend the Program for another flock.

Performance factors caused by natural disasters or other conditions beyond the reasonable control of the Independent Grower may be considered exceptions to this Program at the sole discretion of the Company.

The Independent Grower and the Company both acknowledge that the Cost Improvement Program is related to the Independent Grower’s best efforts under the applicable Broiler Production Agreement. Therefore, if the Independent Grower is in a Cost Improvement Program at the time he or she enters into a new Broiler Production Agreement with its Exhibits, the Independent Grower’s performance under the Cost Improvement Program before entering into the new Production Agreement will be considered in evaluating the Independent Grower’s performance in the Cost Improvement Program after signing the new Broiler Production Agreement.

EXHIBIT C
DEAD BIRD AND POULTRY HOUSE LITTER
BEST MANAGEMENT PRACTICES

DEAD BIRD BEST MANAGEMENT PRACTICES

1.  All dead birds will be disposed of by one or more of the following approved methods:
a.	Composting
b.	Incineration
c.	Rendering
d.	Any other method approved by the applicable state regulatory agency

2.
In the case of a major die-off that cannot be disposed of by the normal, approved means on that farm, the Independent Grower will contact a Pilgrim’s Pride Corporation representative within 24 hours to report the loss. Pilgrim’s Pride Corporation will call the appropriate state agency to obtain a permit for burial.

POULTRY HOUSE LITTER BEST MANAGEMENT PRACTICES

Where poultry house litter is land applied on property owned or leased by the Independent Grower, the following Best Management Practices, in conjunction with all applicable state regulations pertaining to litter disposal, shall be followed:

1.	Poultry litter should not be stored outside unless covered and proper controls, such as berms or dikes, are utilized to prevent rainfall runoff from coming in contact with the litter.
2.	Poultry litter should be evenly distributed over application sites at a rate not to exceed 5 tons per acre per year, or as otherwise directed in a site specific land management plan.
3.	Land application of poultry litter should not be undertaken when soil is saturated, frozen, or covered with snow.
4.	Poultry litter should not be applied on slopes with a grade of more than 15 percent.
5.	Edge of field grassed strips should be used to separate watercourses from land application areas. Land subject to excessive erosion should be avoided when applying litter.
6.	Records should be kept by the Independent Grower of the dates, quantity, and specific sites where litter is applied.
7.	Vehicles used for transporting poultry litter on state or federally maintained roads or more than 1 mile on any other public road should be covered or tarped.

Where poultry house litter is sold or given to another party for land application or other approved use, the following Best Management Practices, plus any other state requirements, will be followed by the Independent Grower:

1.	Records should be kept by the Independent Grower of the dates, quantity, and individual or company receiving the litter.
2.	A copy of the above Best Management Practices to be utilized in the land application of the litter should be provided to the individual or company receiving the litter.

2005 FUEL SUPPLEMENT ADDENDUM
TO BROILER GROWER/PRODUCTION AGREEMENT
NETEX COMPLEX

This 2005 Fuel Supplement Addendum supplements the Pilgrim’s Pride Broiler Grower/Production Agreement between  Bo Pilgrim______________________________ (Grower Name) and ___LTD_Broilers___________________(Farm Name) (hereinafter referred to as “Independent Contractor” or “Grower”) and Pilgrim’s Pride Corporation (hereinafter referred to as the “Company”). Company and the Independent Contractor/Grower agree that this Addendum will take effect upon execution by the Independent Contractor/Grower. Except for the additional Fuel Supplement paid under this Addendum, all other terms and conditions of the applicable Broiler Grower/Production Agreement and the attachments remain in full force and effect.

Over the past several months Pilgrim’s Pride has reviewed the gas pricing for this winter. Due to the increase in cost, we realize the impact this will have on our Independent Contractors/Growers. In response to the increased fuel cost, for Independent Contractors/Growers who are actively operating under a current complex Broiler Production Agreement/Broiler Grower Agreement, the Company has approved an additional fuel supplement of $25.00 per 1000 sq. ft. of useable house capacity. This additional fuel supplement will be paid on the next two (2) flocks placed on or after October 31, 2005. This additional fuel supplement will be paid when each flock settles along with the regular broiler pay for each of the two (2) flocks provided that Independent Contractor/Grower takes baby chicks in the scheduled rotation. Independent Contractor/Grower agrees to make all reasonable efforts to keep the birds at the correct temperature and follow Company guidelines for production in exchange for this additional fuel payment. The Company reserves the right to withhold this additional fuel payment if Independent Contractor/Grower fails to provide adequate heat and ventilation to the birds.

IN WITNESS WHEREOF, the parties have executed this Addendum to the applicable Broiler Grower/Production Agreement effective on the 15th day of November, 2005.

PILGRIM’S PRIDE CORPORATION:     INDEPENDENT CONTRACTOR/GROWER

Name: /s/Darin Beltrani          /s/ Bo Pilgrim
                          (Printed Name)

By: Darin Beltrani             By: Bo Pilgrim

Title: Service Tech                            Taxpayer I.D. No.: 75-1629263

            Address:    P.O. Box 93
                                                                                                                                                         Pittsburg, Texas 75686
                                                Phone #:     903-434-1000
                                                        Farm Name:            LTD Broilers
                                                                                                                        Date:          11-15-05